                                                                  EXHIBIT 4.N.5




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                                SERIES A WARRANT
                          to Purchase Common Stock of

                               NORAND CORPORATION





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                                        Warrant No. A - 5

                                        Original Issue
                                        Date: November 20, 1996

                               TABLE OF CONTENTS


1.       DEFINITIONS                                                        1

2.       EXERCISE OF WARRANT                                               11
         2.1. Manner of Exercise                                           11
         2.2. Payment of Transfer Taxes                                    12
         2.3. Fractional Shares                                            12
         2.4. Continued Validity and Application                           13
         2.5. Limitation on Regulated Holder's Exercise                    13

3.       TRANSFER, DIVISION AND COMBINATION                                14
         3.1. Transfer                                                     14
         3.2. Division and Combination                                     14
         3.3. Expenses                                                     14
         3.4. Maintenance of Books                                         14

4.       ANTIDILUTION PROVISIONS                                           14
         4.1. Stock Dividends, Subdivisions and Combinations               14
         4.2. Issuance of Additional Shares of Common Stock                15
         4.3. Issuances of Stock Purchase Rights and
                  Convertible Securities                                   15
         4.4. Adjustment of Number of Shares Purchasable                   17
         4.5. Reorganization, Reclassification, Merger, Consolidation
              or Disposition of Assets                                     17
         4.6. Determination of Consideration                               18
         4.7. Other Dilutive Events                                        20
         4.8. Other Provisions Applicable to Adjustments Under
                  this Section                                             21

5.       NO IMPAIRMENT                                                     22

6.       RESERVATION AND AUTHORIZATION OF COMMON STOCK  23

7.       NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS     23
         7.1. Notices of Corporate Actions                                 23
         7.2  Closing of Transfer Books                                    23

8.       TRANSFER RESTRICTIONS                                             24
         8.1. Restrictions on Transfers                                    24
         8.2. Restrictive Legends                                          24





                                      -i-
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         8.3. Termination of Securities Law Restrictions              25

9.  REGISTRATION RIGHTS                                               26
         9.1. Certain Definitions                                     26
         9.2. Demand Registration                                     27
         9.3. Piggyback Registration                                  29
         9.4. Registration Procedures                                 30
         9.5. Selling Holders' Obligations                            34
         9.6. Expenses of Registration                                34
         9.7. Indemnification; Contribution                           35
         9.8. Holdback                                                40
         9.9. Additional Covenants of the Company                     40

10.      LOSS OR MUTILATION                                           42

11.      OFFICE OF THE COMPANY                                        42

12.      FINANCIAL AND BUSINESS INFORMATION                           43

13.      REPURCHASE BY THE COMPANY OF WARRANTS                        43

14.      MISCELLANEOUS                                                43
         14.1. Nonwaiver
         14.2. Notice Generally                                       43
         14.3. Indemnification                                        44
         14.4. Limitation of Liability                                44
         14.5. Remedies                                               44
         14.6. Successors and Assigns                                 45
         14.7. Amendment                                              45
         14.8. Severability                                           45
         14.9. Headings                                               45
         14.10.  GOVERNING LAW; JURISDICTION                          45
                                                                      45
ANNEX ASUBSCRIPTION FORM
                                                                      48
ANNEX BASSIGNMENT FORM
                                                                      49
SCHEDULE A       RESERVED SHARES OF COMMON STOCK

SCHEDULE B       UNDERWRITERS AND AGENTS





                                      -ii-
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         NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE
         SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL EXPERIENCED IN SECURITIES MATTERS AND REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER.



                                                             Warrant No. A - 5


                                SERIES A WARRANT

                               NORAND CORPORATION


                 THIS IS TO CERTIFY THAT NORWEST BANK IOWA, NATIONAL ASSOCIATION, or registered assigns, is entitled, at any time after May 31, 1997 and prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from NORAND CORPORATION, a Delaware corporation (the "Company"), Twenty-one Thousand Seven Hundred Seventy-seven (21,777) shares of the Common Stock of the Company (subject to adjustment as provided herein), at a purchase price of $21.15 per share (the initial "Exercise Price", subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.      DEFINITIONS

                 As used in this Warrant, the following terms have the respective meanings set forth below:

                 "Affiliate" of any Person means a Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, (b) which beneficially owns or holds more than ten percent of the outstanding shares of any class of voting stock of such Person and has the power to vote such shares or (c) more than ten percent of the outstanding shares of any class of voting stock (or, in the case of a Person which is not a corporation, more than ten percent of the equity interest) of which is beneficially owned or held by such Person and such Person has the power to vote such shares or equity interest. The term "control" as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "After-Tax Basis", when referring to a payment that is required hereunder (the "target amount"), shall mean a total payment (the "total amount") that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.

                 "Agreed Rate" shall mean a rate per annum equal to the corporate base rate of interest announced by The First National Bank of Chicago from time to time, changing when and as said corporate base rate changes.

                 "Appraised Value" per share of Common Stock as of a date specified herein shall mean the value of such share as of such date as determined by an investment bank of nationally recognized standing selected by the Majority Warrant Holders from Schedule B (or any successor of any such entity), it being understood that the Majority Warrant Holders shall use commercially reasonable efforts to select one of the first three listed entities subject to arriving at reasonably acceptable terms and conditions for the





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

         appraisal. The Company shall pay the costs and fees of such investment bank, and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and (B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants, (iii) the fact that the Warrants or Warrant Stock may constitute "restricted securities" for securities law purposes or (iv) the existence of any call option.

                 "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

                 "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

                 "Call" shall have the meaning set forth in Section 13 hereof.

                 "Call Notice" shall have the meaning set forth in Section 13 hereof.

                 "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                 "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other





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

         class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.5 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.5 hereof.

                 "Company" means Norand Corporation, a Delaware corporation, and any successor corporation.

                 "Company Default" means (a) the breach of any warranty or the inaccuracy in any material respect at the time when made of any representation made by the Company herein or (b) the failure by the Company to comply in any material respect with any covenant of the Company contained herein.

                 "Continuously Effective", with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Warrant Stock thereunder for the longer of either (i) any ten consecutive Business Days, or (ii) an aggregate of fifteen Business Days during the period specified in the relevant provision of Section 9 hereof.

                 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                 "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of January 25, 1996, as thereafter from time to time amended, supplemented, restated or modified, among the Company, the Lenders party thereto and The First National Bank of Chicago, as agent.

                 "Current Market Price" shall mean as of any specified date the average of the daily market prices of the Common Stock of the Company for the shorter of (x) the twenty consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement of any event giving rise to an adjustment of the Exercise Price pursuant to Section 4 below





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

         and ending on such date. The "daily market price" for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange or is listed on NASDAQ and is designated as a National Market System security, the last sale price, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

                 "Demand Registration" shall have the meaning set forth in
         Section 9.2(a) hereof.

                 "Demanding Holders" shall have the meaning set forth in
         Section 9.2(a) hereof.

                 "Designated Office" shall have the meaning set forth in
         Section 11 hereof.

                 "Equity" shall mean equity capital (not including the equity capital attributable to the Settlement Stock, and any mandatory redemption terms of which equity capital are acceptable to the Majority Warrant Holders) raised by and/or contributed to the Company subsequent to the Original Issue Date or new Indebtedness (as defined in the Credit Agreement) subordinated to the Obligations (as defined in the Credit Agreement), provided the terms of such Indebtedness (including, without limitation, maturity, amortization, covenants, defaults, remedies and subordination provisions) are acceptable to the Majority Warrant Holders.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.





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                 "Exercise Notice" shall have the meaning set forth in Section
         2.1 hereof.

                 "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

                 "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

                 "Expiration Date" shall mean August 31, 2002, unless extended under the circumstances contemplated by Section 9.2(d) hereof.

                 "Fair Value" per share of Common Stock as of any specified date shall mean (A) if the Common Stock is publicly traded on such date, the Current Market Price per share or (B) if the Common Stock is not publicly traded on such date, (1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if the Majority Warrant Holders object in writing to such price as determined by the Board of Directors within thirty days after receiving notice of same, the Appraised Value per share as of such date.

                 "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding on such date and all shares of Common Stock issuable in respect of (x) the Warrants outstanding on such date, (y) any Convertible Securities outstanding on such date and (z) any other Stock Purchase Rights outstanding on such date, in each case regardless of whether or not the conversion, exchange, subscription or purchase rights associated with such Convertible Securities or Stock Purchase Rights are presently exercisable.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.





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                 "Glass-Steagall Act" shall mean Section 24 (Seventh),
         Section 78, Section 377 and Section 378 of Title 12 (12 U.S.C. Section Section 24 (Seventh) 78, 377, 378), or any similar federal legislation.

                 "Holder" shall mean (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

                 "Insolvency Event" shall mean any proceeding being instituted by or against the Company seeking a declaration or order for relief, or entailing a finding, that the Company is insolvent or bankrupt, or seeking reorganization, liquidation, dissolution, winding-up, charter revocation or other similar relief with respect to the Company or any of its properties, assets or debts, or seeking the appointment of a receiver, trustee, custodian, liquidator, sequestrator or similar official for the Company or any of its properties or assets, or the Company becoming insolvent or bankrupt or generally unable to pay its debts as they become due, or the Company voluntarily suspending its business or making a general assignment for the benefit of creditors; provided that an Insolvency Event shall not be deemed to have occurred on account of any such proceeding which is involuntary on the part of the Company unless same shall not have been dismissed or stayed within 60 days.

                 "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).





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                 "Majority Warrant Holders", with respect to a given
        determination, shall mean the Holders of Warrants and/or Warrant Stock representing at least seventy-six percent (76%) of all Warrants and/or Warrant Stock (with any such Warrants being deemed to represent, for the purposes of such calculation, the shares of Warrant Stock then issuable upon exercise thereof) directly affected by such determination.

                 "Majority Selling Holders" shall mean those Selling Holders whose Warrants and/or Warrant Stock included in a registration under
         Section 9 hereof represents a majority of the Warrants and/or Warrant Stock (with any such Warrants being deemed to represent, for the purposes of such calculation, the shares of Warrant Stock then issuable upon exercise thereof) included therein by all Selling Holders.

                 "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                 "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

                 "Notes" shall mean any of the promissory notes issued by the Company under the Credit Agreement.

                 "Opinion of Counsel" means a written opinion of counsel experienced in Securities Act or bank regulatory matters, as the case may be, chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

                 "Original Issue Date" shall mean the date on which the Original Warrants were issued, as set forth on the cover page of this Warrant.

                 "Original Warrants" shall mean the Warrants originally issued by the Company on the Original Issue Date to each of The First National Bank of Chicago, Fleet Bank of Massachusetts, N.A., The Daiwa Bank, Limited, Norwest Bank Iowa, National Association and Caisse Nationale de Credit Agricole.

                 "Other Property" shall have the meaning set forth in Section
         4.5 hereof.





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


                 "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock. "Outstanding", when used with respect to Warrant Stock for the purposes of Section 9 hereof shall have the meaning set forth in Section 9.1(d) hereof.

                 "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                 "Piggyback Registration" shall have the meaning set forth in
         Section 9.3(a) hereof.

                 "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

                 "Registration Expenses" shall have the meaning set forth in
         Section 9.6(a) hereof.

                 "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.





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


                 "Selling Holders" shall mean, with respect to a specified registration under Section 9 hereof, WS Holders whose Registrable Securities are included in such registration.

                 "Series A Warrants" shall mean all of the Series A Warrants to Purchase Common Stock of Norand Corporation, issued concurrently with, and having the same terms (other than the number of shares purchasable upon the exercise thereof) as, this Warrant.

                 "Series B Warrants" shall mean all of the Series B Warrants to Purchase Common Stock of Norand Corporation issued concurrently with this Warrant.

                 "Settlement Stock" shall mean the shares of Common Stock contemplated to be issued in settlement of the pending shareholders' claims against the Company with respect to the litigation styled In re Norand Corporation Securities Litigation, Master File No. C95- 323, pending in the United States District Court for the Northern District of Iowa, Cedar Rapids Division.

                 "Share Withholding Option" has the meaning set forth in
         Section 2.1(c) hereof.

                 "Shelf Registration" shall have the meaning set forth in
         Section 9.2(a) hereof.

                 "Stock Purchase Rights" shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable, other than the options, warrants or other rights described in Schedule A hereto.

                 "Subsequent Issuance" shall mean any sale or issuance by the Company of Common Stock, Convertible Securities or Stock Purchase Rights after the Original Issue Date other than:

                          (i) Any issuance of Warrant Stock upon exercise of the Warrants and any issuance of Common Stock, Convertible Securities or Stock Purchase Rights (and any issuance of Common Stock pursuant to the conversion, exchange or exercise of any such Convertible Securities or Stock Purchase Rights) deemed to have been issued as of the Original Issue Date pursuant to the definition of Fully Diluted Outstanding.

                          (ii) Any issuance of Common Stock pursuant to the exercise of the options and warrants described in Schedule A hereto, provided, however, that the exercise price of any such option or warrant (other than warrants granted to Jay Alix and Associates and to Donald W. Rowley for up to the respective number of shares set forth on Schedule A) granted or issued after the Original Issue Date shall not be less than the "daily market price" (as that term is defined in the definition of Current Market Price) of the Common Stock on the date of grant or issue of the option or warrant.

                          (iii)  The issuance of the Settlement Stock.

                          (iv) The issuance of Common Stock or Convertible Securities directly related to the Company's receipt of Equity if, and only if, the aggregate Equity actually received by the Company between the Original Issue Date and August 31, 1997 equals or exceeds $20 million (otherwise, after August 31, 1997, all such issuances, both prior to and after August 31, 1996, shall be considered a Subsequent Issuance for purposes of Section 4 hereof).

                          (v) Any other issuance of Common Stock, Convertible Securities or Stock Purchase Rights with respect to which the Majority Warrant Holders shall have waived application of the provisions of Section 4 below.

                 "Subsidiary" means any corporation or association (a) more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries own more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with GAAP.

                 "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of the Securities Act.

                 "Triggering Event" shall mean the repayment in full of all indebtedness under the Credit Agreement.

                 "Violation" has the meaning set forth in Section 9.7(a) hereof.

                 "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

                 "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                 "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction. "Warrant Stock", for the purposes of Section 9 hereof, shall have the meaning set forth in Section 9.1(b) hereof.

                 "WS Holder" shall have the meaning set forth in Section 9.1(a) hereof.


2.       EXERCISE OF WARRANT

                 2.1. Manner of Exercise. (a) From and after May 31, 1997 and until 5:00 P.M., Chicago time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder (as determined pursuant to Section 2.2 below). In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

                 (b) Upon receipt of such Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

                 (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Current Market Price equal to such Warrant Price (the "Share Withholding Option"), (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Current Market Price equal to such Warrant Price or(iv) by delivery of a Note, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by the Holder or by the Holder's attorney duly authorized in writing. In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Current Market Price is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section 2.3 hereof. For the purpose of making payment of the Warrant Price, any Note surrendered to the Company shall be deemed to have a value equal to 100% of the principal amount thereof plus any interest accrued but unpaid thereon. If the Holder delivers a Note with a deemed value that exceeds the Warrant Price, the Company shall reissue to the Holder a new Note identical in all respects to the surrendered Note except that the principal amount of such new Note shall be equal to the principal amount that, together with any interest accrued but unpaid thereon, is equal to the deemed value of the surrendered Note less the Warrant Price.

                 (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

                 2.2. Payment of Transfer Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassess-able, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor on an After-Tax Basis.

                 2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of one share of Common Stock on the Exercise Date, if the Common Stock is then publicly traded.

                 2.4. Continued Validity and Application. (a) A Holder of shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any transferee of such shares (other than a transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, to be entitled to all rights and to be subject to all obligations that are applicable to such Holder by the terms of this Warrant under Section 9 hereof. The Company shall, at the time of any exercise of this Warrant or any transfer of Warrant Stock, upon the request of the Holder of the shares of Warrant Stock issued in connection with such exercise or transfer, acknowledge in writing, in a form reasonably satisfactory to such Holder, its continuing obligation to afford to such Holder such rights referred to in this Section 2.4; provided, however, that if such Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder all such rights.

                 2.5. Limitation on Regulated Holder's Exercise. Notwithstanding anything in this Warrant to the contrary, the Holder of this Warrant, if subject to the Bank Holding Company Act or any provision of the Glass-Steagall Act, may exercise this Warrant only if the Notice of Exercise is accompanied by an Opinion of Counsel of such Holder to the effect that, as of the date of delivery of such opinion, no federal or state regulatory clearances are required for such Holder to exercise this Warrant or, in the event any such federal or state regulatory clearances are required prior to the exercise of this Warrant, to the effect that all such clearances have been obtained or, if not then obtained, that no statute or regulation or regulatory policy or guidelines known to such counsel would by their terms preclude the obtaining of such clearances or make it unlikely that such clearances would be obtained or make it likely that such clearances would, if obtained, contain material conditions adverse to such Holder. In the event that federal or state regulatory clearances are required prior to the exercise of this Warrant by the Holder hereof, the Company shall reasonably cooperate with such Holder in providing such information to any regulatory agency as such agency may reasonably require. In the event any such regulatory clearance is withheld or denied, such Holder may continue to hold this Warrant until its expiration or may sell or otherwise transfer this Warrant in accordance with the terms hereof.

3.       TRANSFER, DIVISION AND COMBINATION

                 3.1. Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                 3.2. Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                 3.3. Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this
Section 3.

                 3.4. Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.


4.       ANTIDILUTION PROVISIONS

                 The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

                 4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                 (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                 (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or

                 (iii) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock Outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock Outstanding immediately after such adjustment.

                 4.2. Issuance of Additional Shares of Common Stock. (a) If at any time the Company shall issue or sell any shares of Common Stock in a Subsequent Issuance for a consideration per share that is less than the Exercise Price in effect immediately prior to such issuance or sale, then, forthwith upon such issuance or sale, the Exercise Price shall be reduced to a price calculated by dividing (1) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such Subsequent Issuance multiplied by the then existing Exercise Price, plus (y) the aggregate consideration (determined in accordance with the provisions of Section 4.6 hereof), if any, received by the Company in connection with such Subsequent Issuance, by (2) the total number of shares of Common Stock Outstanding immediately after such Subsequent Issuance.

                 (b) The provisions of this Section 4.2 shall not apply to (i) any issuance of Common Stock for which an adjustment is provided for under
Section 4.1 or (ii) any issuance or sale of Common Stock pursuant to the exercise of any Stock Purchase Rights or Convertible Securities to the extent that an adjustment shall have been previously made hereunder in connection with the issuance of such Stock Purchase Rights or Convertible Securities pursuant to the provisions of Section 4.3 hereof.

                 4.3. Issuances of Stock Purchase Rights and Convertible Securities. (a) In the event that the Company shall at any time issue, sell or grant any Stock Purchase Rights to any Person in a Subsequent Issuance, then, for the purpose of Section 4.2 above, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock (without giving effect to any antidilution provisions in such Stock Purchase Rights) that are or may become issuable upon exercise of such Stock Purchase Rights (or upon exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights) for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.6 hereof) received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights plus (ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such Stock Purchase Rights (and the exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights).

                 (b) In the event that the Company shall at any time issue or sell any Convertible Securities to any Person in a Subsequent Issuance, then, for the purposes of Section 4.2 above, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon the exercise of the conversion or exchange rights associated with such Convertible Securities for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.6 hereof) received by the Company in connection with the issuance or sale of such Convertible Securities plus (ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such conversion or exchange rights.

                 (c) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or Convertible Securities, the maximum number of shares issuable upon exercise of such Stock Purchase Rights or of the rights of conversion or exchange associated with such Convertible Securities shall increase, or the minimum amount of consideration per share receivable in connection with such exercise shall decrease, whether by operation of any antidilution rights pertaining to such Stock Purchase Rights or Convertible Securities, by agreement of the parties or otherwise, the Exercise Price then in effect shall first be readjusted to eliminate the effects of the original issuance, sale or grant of such Stock Purchase Rights or Convertible Securities on such Exercise Price and then readjusted as if such Stock Purchase Rights or Convertible Securities had been issued on the effective date of such increase in number of shares or decrease in consideration, but only if the effect of such two-step readjustment is to reduce the Exercise Price below the Exercise Price in effect immediately prior to such increase or decrease.

                 (d) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or

Convertible Securities, any of such Stock Purchase Rights or the rights of conversion or exchange associated with such Convertible Securities shall expire by their terms or any of such Stock Purchase Rights or Convertible Securities shall be repurchased by the Company or a Subsidiary thereof for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights or Convertible Securities, the Exercise Price then in effect shall forthwith be increased to the Exercise Price that would have been in effect if such expiring Stock Purchase Rights or rights of conversion or exchange or such repurchased Stock Purchase Rights or Convertible Securities had never been issued. Similarly, if at any time after any such adjustment of the Exercise Price shall have been made pursuant to Section 4.2
(i) any additional consideration is received or becomes receivable by the Company in connection with the issuance or exercise of such Stock Purchase Rights or Convertible Securities or (ii) there is a reduction in the conversion ratio applicable to such Convertible Securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such Stock Purchase Rights, the Exercise Price then in effect shall be forthwith readjusted to the Exercise Price that would have been in effect had such changes taken place at the time that such Stock Purchase Rights or Convertible Securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4.3(d) affect the validity of any shares of Warrant Stock issued upon any exercise of this Warrant prior to such readjustment, nor shall any such readjustment have the effect of increasing the Exercise Price above the Exercise Price that would have been in effect if the related Stock Purchase Rights or Convertible Securities had never been issued.

                 4.4. Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.1, 4.2 or 4.3 hereof, the Holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                 4.5. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the Outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of this Warrant shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modi-fications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.5, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.5 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                 4.6. Determination of Consideration. For purposes of Sections 4.2, 4.3 and 4.4 hereof, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

                 (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest or dividends, expenses incurred or any underwriting commissions or concessions paid or allowed by the Company.

                 (2) Securities or Other Property. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company.

                 (3) Allocation Related to Common Stock. In the event shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such shares of Common Stock as determined in good faith by the Board of Directors of the Company.

                 (4) Allocation Related to Stock Purchase Rights and Convertible Securities. In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or Convertible Securities, the consideration allocable to such Stock Purchase Rights or Convertible Securities shall be determined in good faith by the Board of Directors of the Company.

                 (5) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                 (6) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock, Stock Purchase Rights or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value on the date of issuance of such security of such portion of the assets and business of the non-surviving corporation attributable to such Common Stock, Stock Purchase Rights or Convertible Securities, as is determined in good faith by the Company's Board of Directors.

                 (7) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
         Section 4, such determination may be challenged in good faith by the

         Majority Warrant Holders, and any dispute shall be resolved by an investment banking or appraisal firm of recognized national standing selected by the Company and reasonably acceptable to the Majority Warrant Holders and whose decision shall be binding on the Company and all holders of Warrants. The fees and expenses of such firm shall be paid by the party or parties whose position is not chosen by such firm.

                 4.7. Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof (including, without limitation, the issuance of securities other than Common Stock which have the right to participate in distributions to the holders of Common Stock, the granting of "phantom stock" rights or "stock appreciation rights" or the repurchase of outstanding shares of Common Stock, Convertible Securities or Stock Purchase Rights for a purchase price exceeding the fair market value thereof), then, in each such case, the Majority Warrant Holders may select an independent investment banking firm of nationally recognized standing and reasonably acceptable to the Company to make a determination as to the adjustment, if any, required to be made on a basis consistent with the essential intent and principles established herein as a result of such event in order to preserve the purchase rights represented by the Warrants. If the investment bank selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Majority Warrant Holders), and the decision of the investment bank making such determination shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Promptly after receipt of the opinion of such investment bank as to any such required adjustments, the Company shall take any actions necessary to implement same.

                 4.8. Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

                 (a) When Adjustments To Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (b) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock, Convertible Securities or Stock Purchase Rights shall be deemed to be references to such record date.

                 (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                 (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (e)      Maximum Exercise Price.  Except as provided in
         Section 4.1 above, at no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the first paragraph of the preamble of this Warrant.

                 (f) Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under Section 4.1, 4.2 or 4.3 above, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

                 (g) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall forthwith prepare a certificate to be executed by the President or chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 15.2. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

                 (h) Independent Application. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

5.       NO IMPAIRMENT

                 The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or reasonably appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or reasonably appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use all commercially reasonably efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.


6.       RESERVATION AND AUTHORIZATION OF COMMON STOCK

                 From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens.


7.       NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

                 7.1. Notices of Corporate Actions. In the event of: (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person or

(b) any amendment of the Certificate of Incorporation of the Company, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 14.2 hereof a notice specifying the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer or disposition is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer or disposition, and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty, but not more than ninety, days prior to the date therein specified; provided, that, in no event shall the Company be required to give the Holders notice of material non-public information prior to the time such information is made available to the holders of its Common Stock. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.

                 7.2 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


8.       TRANSFER RESTRICTIONS

                  The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

                 8.1. Restrictions on Transfers. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof.
No Transfer of this Warrant or any such shares of Restricted Stock, other than pursuant to such an effective registration statement, shall be valid or effective unless (a) the holder of the securities proposed to be transferred shall have delivered to the Company either a no-action letter from the Commission or an Opinion of

Counsel to the effect that such proposed Transfer is exempt from the registration requirements of the Securities Act or (b) such Transfer is being made pursuant to Rule 144 or Rule 144A under the Securities Act and such holder shall have delivered to the Company a certificate setting forth the basis for applying such Rule to the proposed Transfer. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

                 8.2. Restrictive Legends. (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR
         (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL EXPERIENCED IN SECURITIES MATTERS AND REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN THE WARRANT PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF SUCH WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

                 (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR OF THE STOCK ISSUABLE UPON EXERCISE THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL EXPERIENCED IN SECURITIES MATTERS AND REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER."

                 8.3. Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section 8.1(b) upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1(b) and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the

Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                 "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTIONS 8.1(b) AND 8.2 HEREOF TERMINATED ON ______________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).


9.  REGISTRATION RIGHTS

                 9.1.  Certain Definitions.  For the purposes of this Section 9:

                 (a) The Holders of Warrants and the Series B Warrants and the holders of Warrant Stock (as defined in Section 9.1(b)) are collectively referred to as "WS Holders".

                 (b) "Warrant Stock" shall deemed to include (i) the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants and the Series B Warrants until such time as such shares of Common Stock have either been (a) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (b) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction,(ii) any other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, any shares of Warrant Stock and (iii) any securities issued in exchange for any such Warrant Stock in any merger or reorganization of the Company, but in the cases of clauses (ii) and (iii) only so long as such securities have not been registered and Transferred pursuant to the Securities Act or Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such securities are removed in connection with such Transfer.

                 (c) Each WS Holder shall be deemed to "hold", as of any specified date, the aggregate of (i) the number of shares of Warrant Stock held by such WS Holder as of such date plus (ii) the number of shares of Warrant Stock issuable upon exercise of any Warrants and Series B Warrants held by such WS Holder as of such date.

                 (d) The total number of shares of Warrant Stock deemed "outstanding" as of a specified date will be equal to (i) the total number of shares of Warrant Stock Outstanding as of such date plus
         (ii) the number of shares of Warrant Stock issuable upon exercise of all outstanding Warrants and Series B Warrants as of such date.

                 (e) "Registrable Securities" shall mean any Warrants, any Series B Warrants and/or any shares of Warrant Stock.

                 9.2. Demand Registration. (a) In the event the Company receives at any time after August 31, 1997 a written request from one or more WS Holders holding in the aggregate at least seventy-six percent of the number of shares of Warrant Stock then outstanding (the "Demanding Holders") that the Company file a registration statement under the Securities Act for the sale or other disposition of at least a majority of the Registrable Securities (a "Demand Registration"), the Company shall promptly give written notice of such request to each other WS Holder and each such WS Holder may elect, by giving written notice of such election to the Company within ten (10) Business Days after receipt of the Company's notice, to have some or all of the Registrable Securities held by it included in such registration. At the option of the Demanding Holders, such request may specify that the requested registration will be for an offering on a delayed or continual basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration").

                 (b) Following receipt of such a request for a Demand Registration, the Company shall:

                          (1) File the requested registration statement with the Commission as promptly as practicable, and shall use all commercially reasonable efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare and file current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering; and

                          (2) Use all commercially reasonable efforts to keep the such registration statement Continuously Effective (x) if a Demand Registration, for up to 90 days or until such earlier date as of which all Registrable Securities covered by such registration statement shall have been disposed of in the manner described in the registration statement, and (y) if a Shelf Registration, for 270 days. Notwithstanding the foregoing, if for any reason the effectiveness of a Demand Registration is suspended or postponed as permitted by Subsection (d) below, the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

                 (c) The Company shall not be required to effect a registration of Registrable Securities pursuant to a Demand Registration on more than one occasion. For purposes of this Subsection (c), registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders. If the Company shall have complied with its obligations under this Section 9, a right to demand a registration pursuant to this Section 9.2 shall be deemed to have been satisfied (i) if a Demand Registration other than a Shelf Registration, upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the registration statement and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of 90 days, and (ii) if a Shelf Registration, upon the effective date of a Shelf Registration, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.

                 (d) The Company shall be entitled to postpone for up to 90 days the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 9.2 or suspend any such Demand Registration for up to 90 days, if the Board of Directors of the Company determines, in its good faith reasonable judgment that such registration and the Transfer of Warrant Stock contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries and the Company promptly gives the Demanding Holders notice of such determination; provided, however, that the Company shall not have postponed pursuant to this Subsection (d) the filing of any other Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 9.2, or suspended any such Demand Registration, during the 12 month period ended on the date of the relevant request pursuant to Subsection (a) above and provided further, that the Expiration Date shall be extended by the period of any such postponement or suspension.

                 (e) A registration pursuant to this Section 9.2 shall be on such appropriate registration form of the Commission available to the Company as shall (i) be selected by the Company and be reasonably acceptable to the Majority Selling Holders and (ii) permit the disposition of the Warrant Stock in accordance with the intended method or methods of disposition specified in the request made pursuant to Subsection (a) above. If any registration pursuant to this Section 9.2 involves an underwritten offering (whether on a "firm", "best efforts" or

"all reasonable efforts" basis or otherwise), or an agented offering, the Majority Selling Holders shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering from among the entities listed in Schedule B hereto (or any successors of any such entities), it being understood that the Majority Selling Holders shall use commercially reasonable efforts to select one or more of the first three listed entities subject to arriving at reasonably acceptable terms and conditions for the offering.


                 (f) The Company may elect to include shares of Common Stock to be sold for its account in any such Demand Registration (including a Shelf Registration); provided, however, if the managing underwriter shall advise the Demanding Holders in writing (with a copy to the Company) that, in its opinion, the number of shares of Common Stock requested to be included in such Demand Registration would adversely affect such offering or the price to be realized therefor, or the timing thereof, then the number of shares proposed to be included in such Demand Registration by the Company shall be reduced, to such number that the Demanding Holders are advised can be sold without such effect in such Demand Registration.

                 9.3. Piggyback Registration. (a) If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the WS Holders) equity securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each WS Holder written notice of such registration (a "Piggyback Registration"). Upon the written request of each WS Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Registrable Securities that each such WS Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 9.3 without any obligation or liability to any WS Holder.

                 (b) If the managing underwriter shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: first, all securities proposed to be sold by the Company for its own account; and second, the Warrant Stock requested to be included in such registration by WS Holders and all other securities requested to be included in such registration by Persons other than the Company and WS Holders, the securities covered by this clause second to be included pro rata based on the estimated gross proceeds from the sale thereof.

                 (c) Each WS Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 9.3.

                 9.4.  Registration Procedures.  Whenever required under
Section 9.2 or Section 9.3 hereof to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

                 (a) Prepare and file with the Commission a registration statement with respect to such Warrant Stock and use the Company's best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders (selected by Majority Selling Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four Business Days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.

                 (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 9.4(e). Subject to Rule 415 under the Securities Act, if the registration statement is a Shelf Registration, the Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for 270 days or after its effective date, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Warrant Stock covered by such registration statement. Pending such amendment or supplement each such Selling Holder shall cease making offers or Transfers of Registerable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Warrant remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Registrable Securities from registered status.

                 (c) Furnish to each Selling Holder of Registrable Securities, without charge, such number of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

                 (d) Use all commercially reasonable efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the managing underwriter (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (e) In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders and the managing underwriter for such offering in the marketing of the Warrant Stock, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

                 (f) Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                 (g) Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in Section 9.9(a) and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Section 9.

                 (h) Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

                 (i) Use the Company's best efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Majority Selling Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

                 (j) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                 (k) Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and
         (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

                 (l) Use the Company's reasonable efforts to provide a CUSIP number for the Common Stock prior to the effective date of the first registration statement including Registrable Securities.

                 (m) Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

                 9.5. Selling Holders' Obligations. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 with respect to the Registrable Securities of any Selling Holder that such Selling Holder shall:

                 (i) Furnish to the Company such information regarding such Selling Holder, the number of Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration; and

                 (ii) Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders (in the case of a registration under Section 9.2) or the Company and the Majority Selling Holders (in the case of a registration under Section 9.3).

                 (b) Each Selling Holder shall notify the Company of any sales of such Selling Holder's shares registered for sale pursuant to this Section 9; provided, however, it is understood that any failure so to notify the Company shall not be deemed a default hereunder or to subject any Selling Holder to any claim for damages or expenses whatsoever.

                 9.6. Expenses of Registration. Expenses incurred in connection with registrations under this Section 9 shall be allocated and paid as follows:

                 (a) With respect to each Demand Registration (including any Shelf Registration), the Company shall bear and pay all reasonable expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registration for each Selling Holder, including all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 9.2 if the registration is subsequently withdrawn at the request of the Majority Selling Holders (in which case all Selling Holders shall bear such expense), unless WS Holders whose Registrable Securities constitutes a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute the exercise of their one demand registration under Section 9.2 hereof. The counsel for the Selling Holders shall be selected by Demanding Holders owning a majority of the Registrable Securities owned by Demanding Holders to be included in a Demand Registration and, in the case of a Piggyback Registration, by Selling Holders owning a majority of the Registrable Securities to be included in such registration; provided that in the case of a Piggyback Registration, the Selling Holders shall use one firm of counsel to represent all such holders and shall endeavor in good faith, with any other holders of securities to be included in such registration, to select one firm of counsel to represent all such selling securities holders.

                 (b) The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to
         Section 9.3 for each Selling Holder, but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders of Registrable Securities).

                 (c) Any failure of the Company to pay any Registration Expenses as required by this Section 9.6 shall not relieve the Company of its obligations under this Section 9.

                 9.7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Section 9:

                 (a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations pursuant to a final non-appealable order (collectively a "Violation"):

                          (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                          (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                          (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

         provided, however, that the indemnification required by this Section 9.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it is determined by a court of competent jurisdiction by a final non-appealable order to have solely arisen out of or be based upon a Violation which occurred in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this
         Section 9.7(a) shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

                 (b) To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers and employees, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses are determined by a court of competent jurisdiction by a final non-appealable order to have solely arisen out of or be based upon a Violation that occurred in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 9.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 9.7(b) exceed the net proceeds from the applicable offering received by such Selling Holder.

                 (c) Promptly after receipt by an indemnified party under this Section 9.7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 9.7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 9.7. Any reasonable fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                 (d) If the indemnification required by this Section 9.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 9.7:

                          (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9.7(a) and Section 9.7(b), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 9.7(d)(i) above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (e) If indemnification is available under this Section 9.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 9.7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 9.7(d) above.

                 (f) The indemnification required by this Section 9.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. In the event that it shall be subsequently determined that the recipient of any such periodic payment shall not be entitled to indemnification hereunder, such recipient promptly shall repay such payments, together with interest thereon at the Agreed Rate from the date of original receipt to the date of repayment.

                 (g) The obligations of the Company and the Selling Holders of Registrable Securities under this Section 9.7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 9, and otherwise.

                 9.8.  Holdback.  Each WS Holder entitled pursuant to this
Section 9 to have Registrable Securities included in a registration statement prepared pursuant to this Section 9, if so requested by the managing underwriter in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock, Convertible Securities or Stock Purchase Rights (excluding any sale pursuant to Rule 144 or Rule 144A under the Securities Act and any sale as part of such underwritten or agented registration), during the 5-day period prior to, and during the 45-day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that such WS Holder is timely notified of such effective date in writing by the Company or such managing underwriter.

                 9.9. Additional Covenants of the Company. The Company hereby agrees and covenants as follows:

                 (a) The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any WS Holder, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the WS Holders to Transfer Warrants or Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the

         Securities Act or any similar rule or regulation hereafter adopted by the Commission. In addition, promptly upon the request of any WS Holder, the Company shall provide such WS Holder with such publicly available financial statements, reports and other information as may be required to permit such WS Holder to Transfer shares of Registrable Securities to Qualified Institutional Investors pursuant to Rule 144A of the Securities Act.

                 (b) The Company shall not, and shall not permit its majority owned subsidiaries to, effect any public sale or distribution of any shares of Common Stock, Convertible Securities or Stock Purchase Rights during the 5 Business Days prior to, and during the 90-day period beginning on, the commencement of a public distribution of Registrable Securities pursuant to any registration statement prepared pursuant to this Section 9 (other than by the Company pursuant to such registration if the registration is pursuant to Section 9.3 or by the Company pursuant to any dividend reinvestment plan offered by it to its stockholders). The Company shall not effect any registration of its securities (other than on Form S-4, Form S-8, or any successor forms to such forms or pursuant to such other registration rights agreements as may be approved in writing by the Majority Selling Holders) or effect any public or private sale or distribution of any of its securities, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities from the date of a request for a Demand Registration pursuant to Section 9.2 until 90 days following the effective date of such Demand Registration statement, unless the Company shall have previously notified in writing all Selling Holders of the Company's desire to do so, and the Majority Selling Holders or the managing underwriter, if any, shall have consented thereto in writing.

                 (c) Any agreement entered into on or after August 31, 1997 pursuant to which the Company or any of its majority owned subsidiaries issues or agrees to issue any Common Stock (including, without limitation, any employee stock option, stock purchase agreement, merger agreement or other agreement) shall contain a provision whereby any holder receiving such Common Stock who will hold more than one percent (1%) of the amount of such Common Stock then outstanding shall agree not to effect any public sale or distribution of any such Common Stock during the periods described in the second sentence of Section 9.9(b), in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).

                 (d) Subject to Section 13, the Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the WS Holders would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

10.      LOSS OR MUTILATION

                 Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of Norwest Bank Iowa, National Association shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11.      OFFICE OF THE COMPANY

                 As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at Cedar Rapids, Iowa. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten Business Days prior to the effective date of such change.

12.      FINANCIAL AND BUSINESS INFORMATION

                 Until the Expiration Date, the Company shall deliver to each Holder of Warrants or of Warrant Stock one copy of each of the following items:

                 (i) promptly after filing thereof, copies of all regular and periodic reports, proxy statements (other than preliminary) and registration statements (other than registration statements on Forms S-3 (relating to debt securities) and S-8) which the Company may file with the Securities and Exchange Commission or any governmental agency substituted therefor.

                 (ii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Company to the holders of any class of its securities generally or by any Subsidiary of the Company to the holders of any class of its securities generally; and

                 (iii) with reasonable promptness, such other public information relating to the Company and its Subsidiaries as the Holder may, from time to time, reasonably request.

         13.     REPURCHASE BY THE COMPANY OF WARRANTS

                 The Company shall have the right (the "Call"), upon written notice (the "Call Notice") to the Holders of all outstanding Warrants given at any time on or after the date of the occurrence of the Triggering Event and before May 31, 1997, to repurchase on the date specified in the notice from each Holder of a Warrant all of such Warrant for an amount equal to the result (rounded to the nearest cent) obtained by multiplying One Dollar ($1.00) by a fraction, the numerator of which shall be the aggregate number of shares for which this Warrant may be exercised and the denominator of which shall be the aggregate number of shares for which all outstanding Series A Warrants may be exercised, and in all events not more than One Dollar ($1.00) for all Series A Warrants. On the date of any repurchase of this Warrant pursuant to this
Section 13, the Holder shall assign to the Company such Warrant without any representation or warranty (except as to title and the absence of Liens), by the surrender of this Warrant at the Designated Office against payment of the repurchase price therefor.

14.      MISCELLANEOUS

                 14.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

                 14.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

                 (b)      if to the Company, at its Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Days after the same shall have been deposited in the United States mail, or one Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

                 14.3. Indemnification. If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the Holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such Holder from the date due until the date of payment and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from a Company Default. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such Company Default.

                 14.4. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                 14.5. Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this War-rant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

                 14.6. Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, in the case of Section 9, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

                 14.7. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holder thereof.

                 14.8. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                 14.9. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                 14.10. GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND

PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF DELAWARE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


                                        NORAND CORPORATION



                                        By:_________________________
                                           Name:
                                           Title:

[SEAL]

Attest:



By:___________________________
   Name:
   Title:

                                    ANNEX A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]



                 The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares Common Stock of Norand Corporation and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is __________________________________________
and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                        _______________________________
                                        (Name of Registered Owner)

                                        _______________________________
                                        (Signature of Registered Owner)

                                        _______________________________
                                        (Street Address)

                                        _______________________________
                                        (City)    (State)    (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX B

                                ASSIGNMENT FORM



                 FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                   No. of Shares of
Name and Address of Assignee         Common Stock





and does hereby irrevocably constitute and appoint ________________________ attorney-in-fact to register such transfer onto the books of Norand Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:___________________               Print Name:___________________



                                        Signature:____________________

                                        Witness:______________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.